EXHIBIT 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Raymond F. Lancy, certify that:

1.	I have reviewed this Amendment No. 2 to Annual Report on Form 10-K/A of Bridgford Foods Corporation; and

2.	Based on my knowledge, this Amendment No. 2 to Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 2 to Annual Report.

Date: March 13, 2018

/s/ RAYMOND F. LANCY
Raymond F. Lancy
Chief Financial Officer, Executive Vice President, Treasurer
& Assistant Secretary
(Principal Financial and Accounting Officer)